Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release

November 8, 2012
KEMPER CORPORATION REPORTS THIRD QUARTER 2012 RESULTS
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $55.6 million ($0.95 per share) for the third quarter of 2012, compared to net income of $2.0 million ($0.03 per share) for the third quarter of 2011. Consolidated net operating income1 was $24.6 million ($0.42 per share) for the third quarter of 2012, compared to consolidated net operating income of $7.1 million ($0.12 per share) for the third quarter of 2011.

	Three Months Ended		Nine Months Ended
(Dollars in millions, except per share amounts) (Unaudited)	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011
Consolidated Net Operating Income[1]	$24.6	$7.1	$57.2	$23.0
Income from Continuing Operations	55.6	1.1	93.5	36.7
Net Income	55.6	2.0	101.5	50.2

Impact of Catastrophe Losses and Loss Adjustment Expense (LAE) on Net Income	$(8.0)	$(27.8)	$(51.7)	$(101.9)

Basic Net Income Per Share From:
Consolidated Net Operating Income[1]	$0.42	$0.12	$0.96	$0.38
Continuing Operations	0.95	0.01	1.57	0.61
Net Income	0.95	0.03	1.71	0.83

Impact of Catastrophe Losses and LAE on Net Income Per Share	$(0.14)	$(0.46)	$(0.87)	$(1.68)

“Our results in the third quarter improved significantly over last year, as we benefited from lower catastrophes,” commented Donald G. Southwell, Kemper's Chairman, President and Chief Executive Officer. “We continued to implement planned price increases across our Property & Casualty businesses and selectively reduced exposure, especially in homeowners.”
“Our Life and Health segment delivered another quarter of solid performance, despite the low interest rate environment. The Reserve National business continued its shift to products that are less impacted by national health care reform,” added Southwell.
“On the capital front, we repurchased $20 million of common stock in the third quarter. In addition, we generated $50 million of realized gains, taking advantage of attractive pricing for tax-exempt municipal securities. As we announced earlier in the quarter, we are evaluating strategic options for the Kemper Direct segment and are on track to complete this evaluation by year-end,” concluded Southwell.

1 Consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Highlights

•
Kemper Preferred filed for overall rate increases of 6 percent in personal auto and nearly 9 percent in homeowners and continued to take actions to reduce exposures in the highest catastrophe prone areas.

•
Kemper Specialty grew commercial automobile earned premiums 9 percent over third quarter 2011 through product enhancements and better agency engagement.  This marks the third consecutive quarter of growth in this line of business.

•
Kemper Home Service Companies continued its planned dwelling run-off; policies in force are down 9 percent from approximately 51,000 policies at the beginning of the year. Home Service expects to reduce dwelling policies in force an additional 11 percent by year-end.

•
Reserve National reported stable quarterly accident and health earned premiums of $34.0 million, which included a 48 percent increase in earned premiums on its expanded supplemental product offerings, offsetting a 16 percent anticipated decrease in its hospitalization products.

Capital
During the quarter, Kemper repurchased nearly 650,000 shares of common stock at a cost of $20.0 million and paid dividends of $14.1 million. Year to date, Kemper repurchased over 2.0 million shares of common stock at a cost of $60.7 million.
Kemper ended the quarter with a book value per share of $37.78, and a book value per share excluding unrealized gains on fixed maturities of $31.19, up from $36.42 and $30.19, respectively, at the end of the second quarter.
At the end of the third quarter, Kemper Corporation held cash and investments of $214.7 million, and its $325 million revolving line of credit was undrawn.
Revenues
Total revenues were $645.6 million for the third quarter of 2012, compared to $592.8 million in 2011, driven by net realized gains on sales of $50.9 million in the current quarter, compared to net realized losses on sales of $4.2 million in 2011. The company took advantage of attractive pricing and sold $320.1 million of tax-exempt municipal securities for tax planning and other portfolio management purposes.
Earned premiums were $527.3 million for the third quarter of 2012, compared to $543.0 million in 2011. Earned premiums decreased predominantly from planned reductions at Kemper Direct, which declined by $14.1 million.
Net investment income was $70.4 million in the third quarter of 2012, an $11.8 million increase from 2011, driven by $13.1 million lower net investment losses from equity method investments. The investment portfolio generated a pre-tax equivalent annualized book yield of 5.3 percent for the third quarter of 2012.
Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior year development includes both catastrophe and non-catastrophe losses, (iii) catastrophe losses exclude the impact of prior year development and (iv) underlying loss ratio includes loss and loss adjustment expenses. The impact of current year development is included in the underlying combined ratio. Current year development represents prior quarter development for a given current accident year.

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011
Segment Net Operating Income (Loss):
Kemper Preferred	$8.4	$(8.3)	$8.5	$(30.3)
Kemper Specialty	2.7	5.7	4.0	15.4
Kemper Direct	1.5	(1.7)	(2.7)	(10.4)
Life and Health Insurance	19.2	19.7	66.5	67.7
Total Segment Net Operating Income	31.8	15.4	76.3	42.4
Corporate and Other Net Operating Loss	(7.2)	(8.3)	(19.1)	(19.4)
Consolidated Net Operating Income	24.6	7.1	57.2	23.0
Net Income (Loss) From:
Net Realized Gains (Losses) on Sales of Investments	33.0	(2.7)	38.9	18.0
Net Impairment Losses Recognized in Earnings	(2.0)	(3.3)	(2.6)	(4.3)
Income from Continuing Operations	$55.6	$1.1	$93.5	$36.7
Kemper Preferred reported net operating income of $8.4 million for the third quarter of 2012, compared to a net operating loss of $8.3 million in 2011. The current quarter results included $6.1 million of catastrophe losses and $1.6 million of favorable prior year development, compared to the third quarter of 2011, which included $26.6 million of catastrophe losses and $6.1 million of favorable prior year development. Results also included $1.2 million of higher net investment income. The underlying combined ratio was 97.1 percent in the third quarter of 2012, compared to 96.6 percent in 2011. Higher auto liability frequency and higher physical damage severity was offset by lower fire losses and lower non-catastrophe weather losses in homeowners.
Kemper Specialty reported net operating income of $2.7 million for the third quarter of 2012, compared to $5.7 million in 2011. Kemper Specialty's underlying combined ratio was 103.2 percent in the third quarter of 2012, an increase of 3.8 percentage points, driven by the impact of current year development and a higher expense ratio. Excluding the change in current year development, the total underlying loss ratio was relatively flat, with improved personal auto results driven by higher average premium, offset by an increase in the commercial auto underlying loss ratio driven by higher frequency. The insurance expense ratio increased 1.0 percentage point, largely related to technology initiatives.

Kemper Direct reported net operating income of $1.5 million for the third quarter of 2012, compared to a net operating loss of $1.7 million in 2011. The segment continued to reduce under-performing business as it explores strategic options. The current quarter results included $0.3 million of catastrophe losses, compared to $1.4 million in 2011. Both periods included $3.5 million of favorable reserve development. The underlying combined ratio improved 1.1 percentage points as lower marketing expense was partially offset by a higher underlying loss ratio.
Life and Health Insurance reported net operating income of $19.2 million for the third quarter of 2012, compared to $19.7 million in 2011. Results included $1.8 million higher catastrophe losses, $1.0 million higher insurance expenses and $1.7 million higher policyholder benefits for life insurance, which were partially offset by $3.3 million higher net investment income and $0.8 million lower non-catastrophe losses.
Corporate and Other net operating loss decreased $1.1 million for the third quarter of 2012, primarily related to $1.2 million higher unallocated investment income, offset by $0.5 million higher retirement benefits.

Unaudited condensed consolidated statements of income for the three and nine months ended September 30, 2012 and 2011 are presented below:

	Three Months Ended		Nine Months Ended
(Dollars in millions, except per share amounts)	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011
Revenues:
Earned Premiums	$527.3	$543.0	$1,586.3	$1,637.1
Net Investment Income	70.4	58.6	223.0	222.7
Other Income	0.2	0.4	0.6	0.8
Net Realized Gains (Losses) on Sales of Investments	50.9	(4.2)	59.9	27.8
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(3.2)	(5.0)	(4.1)	(6.7)
Portion of Losses Recognized in Other Comprehensive Income	—	—	—	—
Net Impairment Losses Recognized in Earnings	(3.2)	(5.0)	(4.1)	(6.7)
Total Revenues	645.6	592.8	1,865.7	1,881.7
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	368.7	399.6	1,169.1	1,269.0
Insurance Expenses	172.7	176.8	502.8	513.5
Interest and Other Expenses	22.7	21.4	65.4	62.0
Total Expenses	564.1	597.8	1,737.3	1,844.5
Income (Loss) from Continuing Operations before Income Taxes	81.5	(5.0)	128.4	37.2
Income Tax Benefit (Expense)	(25.9)	6.1	(34.9)	(0.5)
Income from Continuing Operations	55.6	1.1	93.5	36.7
Income from Discontinued Operations	—	0.9	8.0	13.5
Net Income	$55.6	$2.0	$101.5	$50.2

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.95	$0.01	$1.57	$0.61
Diluted	$0.95	$0.01	$1.56	$0.61

Net Income Per Unrestricted Share:
Basic	$0.95	$0.03	$1.71	$0.83
Diluted	$0.95	$0.03	$1.70	$0.83

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.72	$0.72

Unaudited business segment revenues for the three and nine months ended September 30, 2012 and 2011 are presented below:

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011
REVENUES
Kemper Preferred:
Earned Premiums	$222.9	$216.5	$655.9	$642.8
Net Investment Income	10.8	8.2	33.6	37.8
Other Income	0.1	0.1	0.3	0.2
Total Kemper Preferred	233.8	224.8	689.8	680.8
Kemper Specialty:
Earned Premiums	103.9	111.0	317.3	336.7
Net Investment Income	4.5	3.7	14.4	17.5
Other Income	0.1	0.2	0.2	0.4
Total Kemper Specialty	108.5	114.9	331.9	354.6
Kemper Direct:
Earned Premiums	40.3	54.4	131.2	171.8
Net Investment Income	3.4	2.8	10.7	13.6
Other Income	—	0.1	—	0.1
Total Kemper Direct	43.7	57.3	141.9	185.5
Life and Health Insurance:
Earned Premiums	160.2	161.1	481.9	485.8
Net Investment Income	48.1	42.5	153.5	147.3
Other Income	—	—	0.1	0.1
Total Life and Health Insurance	208.3	203.6	635.5	633.2
Total Segment Revenues	594.3	600.6	1,799.1	1,854.1
Net Realized Gains (Losses) on the Sales of Investments	50.9	(4.2)	59.9	27.8
Net Impairment Losses Recognized in Earnings	(3.2)	(5.0)	(4.1)	(6.7)
Other	3.6	1.4	10.8	6.5
Total Revenues	$645.6	$592.8	$1,865.7	$1,881.7

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in millions) (Unaudited)

	Sep 30, 2012	Dec 31, 2011
Assets:
Investments:
Fixed Maturities at Fair Value	$4,725.6	$4,773.4
Equity Securities at Fair Value	545.7	397.3
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	267.3	306.3
Short-term Investments at Cost which Approximates Fair Value	297.3	247.4
Other Investments	500.1	498.3
Total Investments	6,336.0	6,222.7
Cash	318.7	251.2
Receivables from Policyholders	385.6	379.2
Other Receivables	207.6	218.7
Deferred Policy Acquisition Costs	306.8	294.0
Goodwill	311.8	311.8
Current and Deferred Income Tax Assets	0.1	6.4
Other Assets	254.2	250.7
Total Assets	$8,120.8	$7,934.7
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,149.8	$3,102.7
Property and Casualty	981.8	1,029.1
Total Insurance Reserves	4,131.6	4,131.8
Unearned Premiums	674.3	666.2
Liabilities for Income Taxes	59.1	6.2
Notes Payable at Amortized Cost	611.2	610.6
Accrued Expenses and Other Liabilities	440.1	403.3
Total Liabilities	5,916.3	5,818.1
Shareholders’ Equity:
Common Stock	5.8	6.0
Paid-in Capital	722.8	743.9
Retained Earnings	1,130.8	1,108.7
Accumulated Other Comprehensive Income	345.1	258.0
Total Shareholders’ Equity	2,204.5	2,116.6
Total Liabilities and Shareholders’ Equity	$8,120.8	$7,934.7

Unaudited selected financial information for the Kemper Preferred segment follows:

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011

Results of Operations

Net Premiums Written	$237.9	$233.3	$677.9	$657.6
Earned Premiums:
Automobile	$130.5	$128.5	$385.1	$383.0
Homeowners	78.4	74.3	229.4	219.6
Other Personal	14.0	13.7	41.4	40.2
Total Earned Premiums	222.9	216.5	655.9	642.8
Net Investment Income	10.8	8.2	33.6	37.8
Other Income	0.1	0.1	0.3	0.2
Total Revenues	233.8	224.8	689.8	680.8
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	154.0	148.9	448.8	435.8
Catastrophe Losses and LAE	9.4	40.9	62.7	137.8
Prior Years:
Non-catastrophe Losses and LAE	(0.8)	(7.9)	(3.1)	(11.6)
Catastrophe Losses and LAE	(1.6)	(1.5)	(6.0)	(3.8)
Total Incurred Losses and LAE	161.0	180.4	502.4	558.2
Insurance Expenses	62.4	60.5	183.0	179.1
Operating Profit (Loss)	10.4	(16.1)	4.4	(56.5)
Income Tax Benefit (Expense)	(2.0)	7.8	4.1	26.2
Segment Net Operating Income (Loss)	$8.4	$(8.3)	$8.5	$(30.3)

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	69.1%	68.7%	68.4%	67.8%
Current Year Catastrophe Losses and LAE Ratio	4.2	18.9	9.6	21.4
Prior Years Non-catastrophe Losses and LAE Ratio	(0.4)	(3.6)	(0.5)	(1.8)
Prior Years Catastrophe Losses and LAE Ratio	(0.7)	(0.7)	(0.9)	(0.6)
Total Incurred Loss and LAE Ratio	72.2	83.3	76.6	86.8
Incurred Expense Ratio	28.0	27.9	27.9	27.9
Combined Ratio	100.2%	111.2%	104.5%	114.7%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	69.1%	68.7%	68.4%	67.8%
Incurred Expense Ratio	28.0	27.9	27.9	27.9
Underlying Combined Ratio	97.1%	96.6%	96.3%	95.7%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	97.1%	96.6%	96.3%	95.7%
Current Year Catastrophe Losses and LAE Ratio	4.2	18.9	9.6	21.4
Prior Years Non-catastrophe Losses and LAE Ratio	(0.4)	(3.6)	(0.5)	(1.8)
Prior Years Catastrophe Losses and LAE Ratio	(0.7)	(0.7)	(0.9)	(0.6)
Combined Ratio as Reported	100.2%	111.2%	104.5%	114.7%

Unaudited selected financial information for the Kemper Specialty segment follows:

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011

Results of Operations

Net Premiums Written	$103.9	$109.3	$320.2	$338.2
Earned Premiums:
Personal Automobile	$92.9	$100.9	$285.6	$306.9
Commercial Automobile	11.0	10.1	31.7	29.8
Total Earned Premiums	103.9	111.0	317.3	336.7
Net Investment Income	4.5	3.7	14.4	17.5
Other Income	0.1	0.2	0.2	0.4
Total Revenues	108.5	114.9	331.9	354.6
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	84.2	86.8	259.4	270.9
Catastrophe Losses and LAE	0.9	0.7	4.7	3.7
Prior Years:
Non-catastrophe Losses and LAE	(2.9)	(3.2)	(2.5)	(7.0)
Catastrophe Losses and LAE	—	—	0.1	0.1
Total Incurred Losses and LAE	82.2	84.3	261.7	267.7
Insurance Expenses	23.1	23.5	67.7	68.0
Operating Profit	3.2	7.1	2.5	18.9
Income Tax Benefit (Expense)	(0.5)	(1.4)	1.5	(3.5)
Segment Net Operating Income	$2.7	$5.7	$4.0	$15.4

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	81.0%	78.2%	81.8%	80.5%
Current Year Catastrophe Losses and LAE Ratio	0.9	0.6	1.5	1.1
Prior Years Non-catastrophe Losses and LAE Ratio	(2.8)	(2.9)	(0.8)	(2.1)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	79.1	75.9	82.5	79.5
Incurred Expense Ratio	22.2	21.2	21.3	20.2
Combined Ratio	101.3%	97.1%	103.8%	99.7%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	81.0%	78.2%	81.8%	80.5%
Incurred Expense Ratio	22.2	21.2	21.3	20.2
Underlying Combined Ratio	103.2%	99.4%	103.1%	100.7%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	103.2%	99.4%	103.1%	100.7%
Current Year Catastrophe Losses and LAE Ratio	0.9	0.6	1.5	1.1
Prior Years Non-catastrophe Losses and LAE Ratio	(2.8)	(2.9)	(0.8)	(2.1)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Combined Ratio as Reported	101.3%	97.1%	103.8%	99.7%

Unaudited selected financial information for the Kemper Direct segment follows:

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011

Results of Operations

Net Premiums Written	$35.9	$52.0	$115.5	$163.5
Earned Premiums:
Automobile	$37.9	$52.0	$123.9	$164.8
Homeowners	2.4	2.3	7.2	6.8
Other Personal	—	0.1	0.1	0.2
Total Earned Premiums	40.3	54.4	131.2	171.8
Net Investment Income	3.4	2.8	10.7	13.6
Other Income	—	0.1	—	0.1
Total Revenues	43.7	57.3	141.9	185.5
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	33.8	44.9	111.5	145.7
Catastrophe Losses and LAE	0.4	2.2	4.8	6.2
Prior Years:
Non-catastrophe Losses and LAE	(5.3)	(5.3)	(11.3)	(6.3)
Catastrophe Losses and LAE	(0.1)	—	(0.2)	0.4
Total Incurred Losses and LAE	28.8	41.8	104.8	146.0
Insurance Expenses	13.3	19.3	44.0	59.1
Operating Profit (Loss)	1.6	(3.8)	(6.9)	(19.6)
Income Tax Benefit (Expense)	(0.1)	2.1	4.2	9.2
Segment Net Operating Income (Loss)	$1.5	$(1.7)	$(2.7)	$(10.4)

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	83.9%	82.5%	85.0%	84.9%
Current Year Catastrophe Losses and LAE Ratio	1.0	4.0	3.7	3.6
Prior Years Non-catastrophe Losses and LAE Ratio	(13.2)	(9.7)	(8.6)	(3.7)
Prior Years Catastrophe Losses and LAE Ratio	(0.2)	—	(0.2)	0.2
Total Incurred Loss and LAE Ratio	71.5	76.8	79.9	85.0
Incurred Expense Ratio	33.0	35.5	33.5	34.4
Combined Ratio	104.5%	112.3%	113.4%	119.4%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	83.9%	82.5%	85.0%	84.9%
Incurred Expense Ratio	33.0	35.5	33.5	34.4
Underlying Combined Ratio	116.9%	118.0%	118.5%	119.3%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	116.9%	118.0%	118.5%	119.3%
Current Year Catastrophe Losses and LAE Ratio	1.0	4.0	3.7	3.6
Prior Years Non-catastrophe Losses and LAE Ratio	(13.2)	(9.7)	(8.6)	(3.7)
Prior Years Catastrophe Losses and LAE Ratio	(0.2)	—	(0.2)	0.2
Combined Ratio as Reported	104.5%	112.3%	113.4%	119.4%

Unaudited selected financial information for the Life and Health Insurance segment follows:

	Three Months Ended		Nine Months Ended
(Dollars in Millions)	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011

Results of Operations

Earned Premiums:
Life	$98.4	$98.0	$296.0	$297.1
Accident and Health	41.3	41.9	124.2	124.6
Property	20.5	21.2	61.7	64.1
Total Earned Premiums	160.2	161.1	481.9	485.8
Net Investment Income	48.1	42.5	153.5	147.3
Other Income	—	—	0.1	0.1
Total Revenues	208.3	203.6	635.5	633.2
Policyholders’ Benefits and Incurred Losses and LAE	96.7	93.0	300.2	297.1
Insurance Expenses	82.2	80.7	232.6	231.5
Operating Profit	29.4	29.9	102.7	104.6
Income Tax Expense	(10.2)	(10.2)	(36.2)	(36.9)
Segment Net Operating Income	$19.2	$19.7	$66.5	$67.7
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income
Consolidated Net Operating Income is an after-tax, non-GAAP financial measure computed by excluding from income from continuing operations the after-tax impact of 1) net realized gains (losses) on sales of investments, 2) net impairment losses recognized in earnings related to investments and 3) other significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income from continuing operations.
Kemper believes that Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains (losses) on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three and nine months ended September 30, 2012 and 2011 is presented below:

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011
Consolidated Net Operating Income	$24.6	$7.1	$57.2	$23.0
Net Income (Loss) From:
Net Realized Gains (Losses) on Sales of Investments	33.0	(2.7)	38.9	18.0
Net Impairment Losses Recognized in Earnings	(2.0)	(3.3)	(2.6)	(4.3)
Income from Continuing Operations	$55.6	$1.1	$93.5	$36.7
Consolidated Net Operating Income Per Unrestricted Share
Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income by the weighted average unrestricted shares outstanding. The most directly comparable GAAP financial measure is Income from Continuing Operations Per Unrestricted share‐basic.
A reconciliation of Consolidated Net Operating Income Per Unrestricted Share to Income from Continuing Operations Per Unrestricted Share for the three and nine months ended September 30, 2012 and 2011 is presented below:

	Three Months Ended		Nine Months Ended
(Dollars in Millions) (Unaudited)	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011
Consolidated Net Operating Income Per Unrestricted Share	$0.42	$0.12	$0.96	$0.38
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains (Losses) on Sales of Investments	0.56	(0.05)	0.66	0.30
Net Impairment Losses Recognized in Earnings	(0.03)	(0.06)	(0.05)	(0.07)
Income from Continuing Operations Per Unrestricted Share	$0.95	$0.01	$1.57	$0.61
Book Value Per Share Excluding Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the impact of unrealized net capital gains and losses on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the impact of unrealized net capital gains and losses on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Unrealized Gains on Fixed Maturities and Book Value Per Share at September 30, 2012 and December 31, 2011 is presented below:

(Dollars in Millions) (Unaudited)	Sep 30, 2012	Dec 31, 2011
Shareholders’ Equity Excluding Unrealized Gains	$1,820.0	$1,789.2
Unrealized Gains and Losses on Fixed Maturities	384.5	327.4
Shareholders’ Equity	$2,204.5	$2,116.6
Underlying Combined Ratio
Underlying combined ratio is a non-GAAP financial measure, which is computed by adding the current year non-catastrophe losses and LAE ratio with the incurred expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which uses total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its third quarter 2012 results in a conference call on Friday, November 9 at 11 a.m. EST. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register on-line at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through November 27, 2012 at 855.859.2056 using conference ID number 38434080.
More detailed financial information can be found in Kemper's Investor Financial Supplement for the third quarter of 2012 which is available at kemper.com.

About Kemper
Kemper is a diversified insurance holding company with subsidiaries that provide an array of products to the individual and small business markets:

•	Auto insurance

•	Homeowners insurance

•	Renters insurance

•	Life insurance

•	Health insurance
Kemper markets to its customers through a network of independent agents, brokers and career agents.
Additional information about Kemper, including its filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results to differ materially from estimated results are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com

KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE EARNINGS